UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 21, 2009

Consolidated Edison, Inc.

(Exact name of registrant as specified in its charter)

New York	1-14514	13-3965100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Irving Place, New York, New York		10003
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (212) 460-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01 Other Events.

Lease In/ Lease out Transactions

On October 21, 2009, the United States Court of Federal Claims rendered a decision in favor of Consolidated Edison, Inc. (Con Edison) regarding tax deductions for a 1997 transaction in which one of Con Edison’s competitive energy businesses leased an electric generating facility in the Netherlands and then immediately subleased the facility back to the lessor/sublessee. Con Edison’s other lease in/lease out (LILO) transaction, which was entered into in 1999 and involves gas distribution facilities in the Netherlands, was not the subject of the litigation. Con Edison continues to believe that its LILO transactions have been correctly reported, and has not recognized any charge to earnings or recorded any reserve with respect to disallowance of tax deductions, or related interest, in connection with its LILO transactions.

For additional information about Con Edison’s LILO transactions and related proceedings, see “Lease In/ Lease Out Transactions” in Note H to the financial statements in Part I, Item 1 of the company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED EDISON, INC.

By	/S/ ELIZABETH D. MOORE
Elizabeth D. Moore
General Counsel

Date: October 22, 2009